                                                                     EXHIBIT 4.6


               FORM OF WARRANT - INTELIDATA TECHNOLOGY CORPORATION

Warrant Certificate No.:  HFN 1                                Right to Purchase
                                                           640,000 Warrant Units

THE SECURITIES REPRESENTED BY THIS CERTIFICATE OR WHICH MAY BE ISSUED UPON EXERCISE OF THE RIGHTS HEREIN GRANTED HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR WITH ANY STATE SECURITIES COMMISSION, AND MAY NOT BE TRANSFERRED OR DISPOSED OF BY THE HOLDER IN THE ABSENCE OF A REGISTRATION STATEMENT WHICH IS EFFECTIVE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE LAWS AND RULES, OR, UNLESS, IMMEDIATELY PRIOR TO THE TIME SET FOR TRANSFER, SUCH TRANSFER MAY BE EFFECTED WITHOUT VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, AND OTHER APPLICABLE STATE LAWS AND RULES.

THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE ENTITLED TO CERTAIN RIGHTS AND THE HOLDER HEREOF IS SUBJECT TO CERTAIN OBLIGATIONS SPECIFIED IN A CERTAIN SHAREHOLDER AGREEMENT BETWEEN SYBASE, INC. AND THE ORIGINAL HOLDER OF THESE SECURITIES, A COPY OF WHICH IS AVAILABLE FOR EXAMINATION AT THE PRINCIPAL OFFICE OF SYBASE, INC.

                                     WARRANT

                           TO PURCHASE COMMON STOCK OF
                                  SYBASE, INC.

                            VOID AFTER MARCH 31, 2005

      This Warrant certifies that InteliData Technologies Corporation or registered assigns (the "Holder"), is entitled to subscribe for and purchase from Sybase, Inc., a Delaware corporation ("Sybase"), all or any part of 640,000 "Warrant Units" (as hereinafter defined) at a purchase price equal to $3.00 per Warrant Unit (the "Exercise Price"), subject to adjustment as set forth herein. The term "Warrant Unit" means $1.153448 in cash and 0.34794 shares of duly authorized, validly issued, fully paid and nonassessable shares of the common stock, $0.001 par value, of Sybase, (the common stock, including any stock into which it may be changed, reclassified, or converted, is herein referred to as the "Sybase Common Stock"). The Warrant may be exercised, in whole or in part, at any time, and from time to time, from the date hereof and ending at 5:00 p.m., Eastern Daylight Time, on March 31, 2005.

      This Warrant is issued in consideration of surrender by the Holder of that certain Common Stock Warrant, issued as of March 31, 1997 by Home Financial Network, Inc., a Delaware corporation ("HFN") in connection with the merger of HFN with On-Line Financial Services, Inc., a Delaware corporation "Merger Sub") a wholly owned subsidiary of Sybase pursuant to the terms of that certain Agreement and Plan of Reorganization, dated as of November 29, 1999, by and among Sybase, HFN, Merger Sub, and certain principal shareholders of HFN and a shareholder representative designated therein.

      This Warrant and any shares of Sybase Common Stock issued upon exercise of this Warrant shall become subject to the terms of the Shareholder Agreement, a copy of which is attached hereto as Exhibit A (the "Shareholder Agreement").

      This Warrant is subject to the following provisions, terms and conditions:

      SECTION 1. EXERCISE OF WARRANT.

      To exercise this Warrant in whole or in part, the Holder shall deliver to Sybase at its principal office, (a) a written notice, in substantially the form of the Subscription Notice appearing at the end of this Warrant, of the Holder's election to exercise this Warrant which notice shall specify the number of Warrant Units to be purchased, (b) cash or a certified check payable to Sybase in an amount equal to the aggregate purchase price of the number of Warrant Units being purchased, and (c) this Warrant. Sybase shall as promptly as practicable, and in any event within 15 days thereafter, execute and deliver or cause to be executed and delivered, in accordance with such notice, a certificate or certificates representing the aggregate number of Warrant Units specified in such notice. The stock certificate or certificates of Sybase Common Stock delivered in connection therewith shall be issued in the name of the Holder or such other name as shall be designated in such notice. Such certificate or certificates shall be deemed to have been issued and the Holder or any other person so designated to be named therein shall be deemed for all purposes to have become a holder of record of such shares as of the date such notice is received by Sybase as aforesaid. If this Warrant shall have been exercised only in part, Sybase shall, at the time of delivery of said certificate or certificates, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the remaining Warrant Units called for by this Warrant, which new Warrant shall in all other respects be identical to this Warrant, or, at the request of the Holder, appropriate notation may be made on this Warrant and the same returned to the Holder. Sybase shall pay all expenses, taxes and other charges payable in connection with the preparation, issue and delivery of such stock certificates, except that, in case such stock certificates shall be registered in a name or names other than the name of the Holder, funds sufficient to pay all stock transfer taxes that are payable upon the issuance of such stock certificate or certificates shall be paid by the Holder at the time of delivering the notice of exercise mentioned above.

      SECTION 2. TRANSFER, DIVISION AND COMBINATION.

      All shares of Sybase Common Stock issued upon the exercise of this Warrant shall be validly issued, fully paid and nonassessable and, if the Sybase Common Stock is then listed on a national securities exchange or quoted on an automated quotation system, shall be duly listed or quoted thereon.

      Sybase agrees to maintain at its principal office, books for the registration and transfer of this Warrant, and, subject to the provisions of
Section 3 hereof, this Warrant and all rights hereunder are transferable, in whole or in part, on such books at such office, upon surrender of this Warrant at such office, together with a written assignment of this Warrant duly executed by the Holder or his agent or attorney and funds sufficient to pay any stock transfer taxes payable upon the making of such transfer. Upon such surrender and payment, Sybase shall execute and deliver a new Warrant in the name of the assignee and this Warrant shall promptly be canceled. If and when this Warrant is assigned in blank, Sybase may (but shall not be obliged to) treat the bearer hereof as the absolute owner of this Warrant for all purposes, and Sybase shall not be affected by any notice to the contrary. A Warrant may be exercised by a new holder for the purchase of Warrant Units without having a new Warrant issued.

      This Warrant may be divided or combined with other Warrants upon presentation hereof at Sybase's principal office, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or his agent or attorney. Subject to compliance with the preceding paragraph as to any transfer that may be involved in such division or combination, Sybase shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

      SECTION 3. RESTRICTIONS ON EXERCISE AND TRANSFER OF WARRANTS AND SYBASE COMMON STOCK.

      This Warrant shall be exercisable (a) only under circumstances such that the issuance of Sybase Common Stock issuable upon such exercise is exempt from the requirements of registration under the Securities Act of 1933, as amended (or any similar statute then in effect) (the "1933 Act") and any applicable state securities law or (b) upon registration of such Sybase Common Stock in compliance therewith. This Warrant shall be transferable only upon satisfaction of any restrictions on transfer contained in the Additional Agreements and either (a) only under circumstances such that the transfer is exempt from the requirements of registration under the 1933 Act and any applicable state securities law or (b) upon registration (for resale or otherwise) of such Warrant in compliance therewith. By acceptance hereof, the Holder (for resale or otherwise) agrees to comply with such legislation.

      As long as this Warrant is not registered under the 1933 Act, before any transfer or attempted transfer of all of this Warrant or such Sybase Common Stock, the Holder shall give Sybase written notice of its intention so to do describing briefly the manner of any such proposed transfer. Promptly after receiving such written notice, Sybase shall present copies thereof to Company counsel and to any special counsel designated by the Holder. If, in the opinion of counsel for Sybase and counsel, if any, for the Holder, the proposed transfer may be effected without registration under the 1933 Act and any applicable state securities law of any such securities, Sybase, as promptly as practicable, shall notify the Holder of such opinion, whereupon the securities proposed to be transferred may be transferred in accordance with the terms of such notice. Sybase shall not be required to effect any such transfer before the receipt of such favorable opinion or opinions or the effectiveness of registration.

      SECTION 4. CERTAIN COVENANTS.

      Sybase covenants and agrees that it will at all times reserve and set apart and have, free from preemptive rights, a number of shares of authorized but unissued Sybase Common Stock, or other stock or securities deliverable pursuant to this Warrant, sufficient to enable it at any time to fulfill all its obligations hereunder.

      SECTION 5. NOTICES.

      In the event Sybase provides written notice to the holders of its Common Stock of

            (a) Sybase proposes to declare, pay or set aside for payment any dividend or other distribution with respect to the Sybase Common Stock or any other class of securities of Sybase or purchase, redeem or otherwise acquire for value any shares of Sybase Common Stock or any other class of securities of Sybase,

            (b) Sybase proposes to grant to the holders of its Sybase Common Stock generally any rights or options,

            (c) Sybase proposes to effect any capital reorganization or reclassification of capital stock of Sybase,

            (d) Sybase proposes to consolidate with, or merge into, any other corporation or to transfer its property as an entirety or substantially as an entirety, or

            (e) Sybase proposes to effect the liquidation, dissolution or winding up of Sybase,

then and in each such event Sybase will mail to the Holder hereof any such notice delivered to the holders of its Common Stock, at the time and in the manner such notice was provided to the holders of Sybase Common Stock.

      Any other notice or other document required or permitted to be given or delivered to the holder of record of the Warrant shall be delivered by facsimile, reliable courier or first-class mail postage prepaid to such holder at the last address shown on the books of Sybase maintained for the registry and transfer of the Warrant. Any notice or other document required or permitted to be given or delivered to holders of record of Sybase Common Stock issued pursuant to the Warrant shall be delivered by facsimile, reliable courier or first-class mail postage prepaid to each such holder at such holder's address as the same appears on the stock records of Sybase. Any notice or other document required or permitted to be given or delivered to Sybase shall be delivered by facsimile, reliable courier or first-class mail postage prepaid to the principal office of Sybase, or such other address as shall have been furnished by Sybase in writing to the holder of record of such Warrant and the holders of record of such Sybase Common Stock.

      SECTION 6. LIMITATION OF LIABILITY; NOT STOCKHOLDERS.

      No provision of this Warrant shall be construed as conferring upon the Holder the right to vote or to consent or to receive dividends or to receive notice as a stockholder in respect of meetings of stockholders for the election of directors of Sybase or any other matter whatsoever as stockholders of Sybase. No provision hereof, in the absence of affirmative action by the Holder to purchase Warrant Units, and no mere enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of Holder for the purchase price or as a stockholder of Sybase, whether such liability is asserted by Sybase, creditors of Sybase or others.

      SECTION 7. LOSS, DESTRUCTION, ETC. OF WARRANT.

      Upon receipt of evidence satisfactory to Sybase of the loss, theft, mutilation or destruction of the Warrant, and in the case of any such loss, theft or destruction upon delivery of a bond of indemnity in such form and amount as shall be reasonably satisfactory to Sybase, or in the event of such mutilation upon surrender and cancellation of the Warrant, Sybase will make and deliver a new Warrant, of like tenor, in lieu of such lost, stolen, destroyed or mutilated Warrant. Any Warrant issued under the provisions of this Section 7 in lieu of any Warrant alleged to be lost, destroyed or stolen, or of any mutilated Warrant, shall constitute an original contractual obligation on the part of Sybase.

      SECTION 8. EXERCISE OF WARRANT.

      This Warrant shall be exercisable at any time during the period commencing on the date hereof and ending on March 31, 2005.

      For all purposes of this Section 8 and this Warrant, unless the context otherwise requires, the following terms have the following respective meanings:

      SECTION 9. INVESTMENT INTENT.

      Unless a current registration statement under the Securities Act of 1933, as amended, shall be in effect with respect to the securities to be issued upon exercise of this Warrant, the Holder thereof, by accepting this Warrant, covenants and agrees that, at the time of exercise hereof, and at the time of any proposed transfer of securities acquired upon exercise hereof, such Holder will deliver to Sybase a written statement that the securities acquired by the Holder upon exercise hereof are for the own account of the Holder for investment and are not acquired with a view to, or for sale in connection with, any distribution thereof (or any portion thereof) and with no present intention (at any such time) of offering and distributing such securities (or any portion thereof).

      SECTION 10. NO RIGHTS OR LIABILITY AS A STOCKHOLDER.

      This Warrant does not entitle the Holder hereof to any voting rights or other rights as a stockholder of Sybase. No provisions hereof, in the absence of affirmative action by the Holder hereof to purchase Sybase Common Stock, and no enumeration herein of the rights or privileges of the Holder hereof shall give rise to any liability of such Holder as a stockholder of Sybase. Notwithstanding the foregoing, Sybase will transmit to the Warrant holder such information, documents and reports as are generally distributed to the Holders of any class or series of the securities of Sybase concurrently with the distribution thereof to the stockholders.

      SECTION 11. DEFINITIONS.

      "SYBASE COMMON STOCK": (i) Sybase's presently authorized Sybase Common Stock as such class exists on the date of this Warrant; (ii) securities issued upon exercise of this Warrant; and (iii) stock of Sybase of any class thereafter authorized that ranks, or is entitled to a participation, as to assets or dividends, substantially on a parity with Sybase Common Stock.

      "SYBASE": Sybase, Inc., a Delaware corporation, and any other corporation assuming Sybase's obligations with respect to this Warrant pursuant to this
Section 11.

      SECTION 12. REMEDIES.

      Sybase stipulates that the remedies at law of the Holder of this Warrant in the event of any default or threatened default by Sybase in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate and that, without limiting any other remedy available at law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof. The rights and remedies of the Holder are cumulative and not exclusive of any rights or remedies which the Holder might otherwise have.

      SECTION 13. COVENANTS TO BIND SUCCESSOR AND ASSIGNS.

      The terms of this Warrant shall bind the successors and permitted assigns of the Holder and Sybase.

      SECTION 14. GOVERNING LAW.

      This Warrant shall be governed by the laws of the State of Delaware without regard to its conflict of laws principles or rules.

                            [Signature on Next Page]

      IN WITNESS WHEREOF, Sybase has caused this Warrant to be signed in its name by its duly authorized officer.

Dated: January 20, 2000

                                          SYBASE, INC.,
                                          a Delaware corporation

                                          By:
                                                --------------------------------
                                          Name:
                                                --------------------------------
                                          Its:
                                                --------------------------------

                                     EXHIBIT

   [Attach Shareholder Agreement Which Is Exhibit to Reorganization Agreement]

                                   EXHIBIT 4.6
               FORM OF WARRANT - INTELIDATA TECHNOLOGY CORPORATION

Warrant Certificate No.:  HFN 1                                Right to Purchase
                                                           640,000 Warrant Units

                               SUBSCRIPTION NOTICE

THE UNDERSIGNED, THE HOLDER, HEREBY ELECTS TO EXERCISE PURCHASE RIGHTS REPRESENTED BY SUCH WARRANT FOR, AND TO PURCHASE THEREUNDER, ________ WARRANT UNITS COVERED BY SUCH WARRANT AND HEREWITH MAKES PAYMENT IN FULL THEREFOR OF $_________ IN CASH OR CERTIFIED CHECK AND REQUESTS THAT CERTIFICATES FOR SUCH SHARES (AND ANY SECURITIES OR PROPERTY DELIVERABLE UPON SUCH EXERCISE) BE ISSUED IN THE NAME OF AND DELIVERED TO _________________________________ WHOSE ADDRESS IS ________________________________________________________________________.

      The undersigned agrees that, in the absence of an effective registration statement with respect to Sybase Common Stock issued upon this exercise, the undersigned is acquiring such Sybase Common Stock for investment and not with a view to distribution thereof and that the certificate or certificates representing such Sybase Common Stock may bear a legend substantially as follows:

   "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR WITH ANY STATE SECURITIES COMMISSION, AND MAY NOT BE TRANSFERRED OR DISPOSED OF BY THE HOLDER IN THE ABSENCE OF A REGISTRATION STATEMENT WHICH IS EFFECTIVE UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE LAWS AND RULES, OR, UNLESS, IMMEDIATELY PRIOR TO THE TIME SET FOR TRANSFER, SUCH TRANSFER MAY BE EFFECTED WITHOUT VIOLATION OF THE SECURITIES ACT OF 1933 AND OTHER APPLICABLE STATE LAWS AND RULES."

      Holder, by his acceptance and delivery of shares of Sybase Common Stock or other securities upon exercise of this Warrant shall be deemed to have represented and warranted that such shares of Sybase Common Stock or other securities will be taken for his own account for investment and not with a view to resale or distribution, except in compliance with applicable law.

      Neither this Warrant nor any shares of Sybase Common Stock constituting the Warrant Units to be purchased pursuant to this Warrant have been registered under the Securities Act of 1933 (the "Securities Act"). Therefore, unless this Warrant or any shares of Sybase Common Stock to be purchased pursuant to this Warrant have been registered under the Securities Act, Sybase may require, as a condition of allowing the transfer or exchange of this Warrant or such shares, that the holder or transferee of this Warrant or such shares, as the case may be, furnish to Sybase an opinion of counsel reasonably acceptable to Sybase to the effect that such transfer or exchange may be made without registration under the Securities Act of 1933. The certificates evidencing the Sybase Common Stock issued upon the exercise of the Warrant shall bear the legends set forth at the beginning of this Warrant.

     SECTION 2.     TRANSFER, DIVISION AND COMBINATION.

     All shares of Sybase Common Stock issued upon the exercise of this Warrant shall be validly issued, fully paid and nonassessable and, if the Sybase Common Stock is then listed on a national securities exchange or quoted on an automated quotation system, shall be duly listed or quoted thereon.

     Sybase agrees to maintain at its principal office, books for the registration and transfer of this Warrant, and, subject to the provisions of
Section 3 hereof, this Warrant and all rights hereunder are transferable, in whole or in part, on such books at such office, upon surrender of this Warrant at such office, together with a written assignment of this Warrant duly executed by the Holder or his agent or attorney and funds sufficient to pay any stock transfer taxes payable upon the making of such transfer. Upon such surrender and payment, Sybase shall execute and deliver a new Warrant in the name of the assignee and this Warrant shall promptly be canceled. If and when this Warrant is assigned in blank, Sybase may (but shall not be obliged to) treat the bearer hereof as the absolute owner of this Warrant for all purposes, and Sybase shall not be affected by any notice to the contrary. A Warrant may be exercised by a new holder for the purchase of Warrant Units without having a new Warrant issued.

     This Warrant may be divided or combined with other Warrants upon presentation hereof at Sybase's principal office, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or his agent or attorney. Subject to compliance with the preceding paragraph as to any transfer that may be involved in such division or combination, Sybase shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

     SECTION 3. RESTRICTIONS ON EXERCISE AND TRANSFER OF WARRANTS AND SYBASE COMMON STOCK

     This Warrant shall be exercisable (a) only under circumstances such that the issuance of Sybase Common Stock issuable upon such exercise is exempt from the requirements of registration under the Securities Act of 1933, as amended (or any similar statute then in effect) (the "1933 Act") and any applicable state securities law or (b) upon registration of such Sybase Common Stock in compliance therewith. This Warrant shall be transferable only upon satisfaction of any restrictions on transfer contained in the Additional Agreements and either (a) only under circumstances such that the transfer is exempt from the requirements of registration under the 1933 Act and any applicable state securities law or (b) upon registration (for resale or otherwise) of such Warrant in compliance therewith. By acceptance hereof, the Holder (for resale or otherwise) agrees to comply with such legislation.

     As long as this Warrant is not registered under the 1933 Act, before any transfer or attempted transfer of all of this Warrant or such Sybase Common Stock, the Holder shall give Sybase written notice of its intention so to do describing briefly the manner of any such proposed transfer. Promptly after receiving such written notice, Sybase shall present copies thereof to Company counsel and to any special counsel designated by the Holder. If, in the opinion of counsel for Sybase and counsel, if any, for the Holder, the proposed transfer may be effected without registration under corporation ("HFN") in connection with the merger of HFN with On-Line Financial Services, Inc., a Delaware corporation ("Merger Sub") a wholly owned subsidiary of Sybase pursuant to the terms of that certain Agreement and Plan of Reorganization, dated as of November 29, 1999, by and among Sybase, HFN, Merger Sub, and certain principal shareholders of HFN and a shareholder representative designated therein.

        This Warrant and any shares of Sybase Common Stock issued upon exercise of this Warrant shall become subject to the terms of the Shareholder Agreement, a copy of which is attached hereto as Exhibit A (the "Shareholder Agreement").

        This Warrant is subject to the following provisions, terms and conditions:

        Section 1.    Exercise of Warrant.

        To exercise this Warrant in whole or in part, the Holder shall deliver to Sybase at its principal office, (a) a written notice, in substantially the form of the Subscription Notice appearing at the end of this Warrant, of the Holder's election to exercise this Warrant which notice shall specify the number of Warrant Units to be purchased, (b) cash or a certified check payable to Sybase in an amount equal to the aggregate purchase price of the number of Warrant Units being purchased, and (c) this Warrant. Sybase shall as promptly as practicable, and in any event within 15 days thereafter, execute and deliver or cause to be executed and delivered, in accordance with such notice, a certificate or certificates representing the aggregate number of Warrant Units specified in such notice. The stock certificate or certificates of Sybase Common Stock delivered in connection therewith shall be issued in the name of the Holder or such other name as shall be designated in such notice. Such certificate or certificates shall be deemed to have been issued and the Holder or any other person so designated to be named therein shall be deemed for all purposes to have become a holder of record of such shares as of the date such notice is received by Sybase as aforesaid. If this Warrant shall have been exercised only in part, Sybase shall, at the time of delivery of said certificate or certificates, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the remaining Warrant Units called for by this Warrant, which new Warrant shall in all other respects be identical to this Warrant, or, at the request of the Holder, appropriate notation may be made on this Warrant and the same returned to the Holder. Sybase shall pay all expenses, taxes and other charges payable in connection with the preparation, issue and delivery of such stock certificates, except that, in case such stock certificates shall be registered in a name or names other than the name of the Holder, funds sufficient to pay all stock transfer taxes that are payable upon the issuance of such stock certificate or certificates shall be paid by the Holder at the time of delivering the notice of exercise mentioned above.

Dated:
        -----------------------------     --------------------------------------
                                          Signature guaranteed:

                                   EXHIBIT 4.6
               FORM OF WARRANT - INTELIDATA TECHNOLOGY CORPORATION

Warrant Certificate No.:  HFN 1                                Right to Purchase
                                                           640,000 Warrant Units

                                   ASSIGNMENT


      FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ________________________ the rights represented by the foregoing Warrant and appoints ________________________ attorney to transfer said rights on the books of said corporation, with full power of substitution in the premises.

Dated:
        -----------------------------     --------------------------------------
                                          Signature guaranteed:

      NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatever.